UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 13, 2023

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 13, 2023, The ODP Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora”), pursuant to which the Company agreed to purchase 2 million shares of the Company’s common stock from HG Vora at a purchase price of $44.55 per share for an aggregate purchase price of approximately $89.1 million (the “Purchase Price”). These shares will be repurchased as part of the Company’s existing $1 billion share buy-back plan that was previously announced on November 2, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on April 17, 2020, the Company entered into a Third Amended and Restated Credit Agreement (the “Third Amended Credit Agreement”) with certain of its subsidiaries as borrowers and guarantors, the several banks and other institutions parties thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and Truist Bank, as Syndication Agents, and Citizens Bank, N.A., Fifth Third Bank, National Association, PNC Bank, National Association, TD Bank, N.A., NYCB Specialty Finance Company, LLC, and U.S. Bank National Association, as Documentation Agents. The material terms of the Third Amended Credit Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2020. Such description is incorporated by reference herein.

In connection with its entry into the Purchase Agreement, the Company elected to draw down $100 million under the Third Amended Credit Agreement to fund the Purchase Price.

The foregoing description of the Third Amended Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which was filed as an Exhibit to the Current Report on Form 8-K filed by the Company on April 20,2020.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release issued on March 13, 2023 announcing the entry into the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1*	Stock Purchase Agreement, dated as of March 13, 2022, by and between HG Vora Special Opportunities Master Fund, Ltd. and The ODP Corporation.

Exhibit 99.1	Press release of The ODP Corporation, dated March 13, 2023.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: March 13, 2023	/s/ Sarah E. Hlavinka
	Name:	Sarah E. Hlavinka
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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